Exhibit 99.1

WNS (HOLDINGS) LIMITED ANNOUNCES PUBLICATION OF SCHEME DOCUMENT AND
DETAILS OF COURT MEETING AND GENERAL MEETING

NEW YORK, LONDON, MUMBAI, July 30, 2025 — On July 7, 2025, WNS (Holdings) Limited (NYSE: WNS), a digital-led business transformation and services company, and Capgemini (Euronext Paris: CAP), a global business and technology transformation partner, announced that they had entered into a definitive agreement pursuant to which Capgemini would acquire the entire issued and to be issued share capital of WNS, to be effected by means of a members’ scheme of arrangement under the Companies (Jersey) Law 1991, as amended (the “Acquisition”).

Publication of the Scheme Document

WNS is pleased to announce that the scheme circular containing the terms of the Scheme and related notices and explanatory information (the “Scheme Document”), together with the related Forms of Proxy, is being sent to WNS Shareholders today and will be made available on WNS’ website at https://ir.wns.com.

Capitalised terms defined in the Scheme Document have the same meanings in this announcement.

Notices of the Court Meeting and General Meeting

As described in the Scheme Document, to become effective, the Scheme will require, amongst other things, the approval of WNS Shareholders at the Court Meeting, the passing of the Resolution at the General Meeting and the subsequent sanction of the Court. The Scheme is also subject to the satisfaction or waiver of the Conditions and further terms that are set out in the Scheme Document.

Notices of the Court Meeting and the General Meeting, each of which will be held at the offices of Latham & Watkins LLP located at 99 Bishopsgate, London, EC2M 3XF, United Kingdom on August 29, 2025, are set out in the Scheme Document. The Court Meeting will start at 2.00 p.m. (London Time) on that date and the General Meeting at 2.15 p.m. (London Time) or as soon thereafter as the Court Meeting is concluded or adjourned.

Any material changes to the arrangements for the Court Meeting and the General Meeting will be communicated to WNS Shareholders before the Meetings by public announcement in the United States and by making such announcement available on WNS’ website at https://ir.wns.com.

Actions to be Taken

WNS Shareholders are requested to complete and sign the Forms of Proxy in accordance with the instructions printed thereon and return them to WNS’ registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands (Attn: Mourant Secretaries (Jersey) Limited), so as to be received as soon as possible and in any event not later than 2.00 p.m. (London Time) on August 27, 2025 (in the case of the Court Meeting) or 2.15 p.m. (London Time) on August 27, 2025 (in the case of the General Meeting).

WNS Shareholders may also vote online following the instructions set out in the Forms of Proxy, instead of submitting the relevant Forms of Proxy by mail. Votes submitted online must be received not later than 2.00 p.m. (London Time) on August 27, 2025 (in the case of the Court Meeting) or 2.15 p.m. (London Time) on August 27, 2025 (in the case of the General Meeting).

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of the opinion of WNS Shareholders. Whether or not you intend to attend and/or vote at the Court Meeting in person, WNS Shareholders are strongly advised to sign and return your Form of Proxy for the Court Meeting (or vote online) as soon as possible and in any event prior to 2.00 p.m. (London Time) on August 27, 2025.

Neither the completion and return of the Forms of Proxy, nor the submission of your vote online, will prevent you from attending, speaking at, and voting at the Court Meeting or the General Meeting if you are entitled to and wish to do so.

Beneficial Holders

Beneficial Holders will not be entitled to attend, speak at, vote at, or otherwise participate in either the Court Meeting or the General Meeting.

Beneficial Holders as of 10.00 p.m. (London Time) on July 29, 2025 will however be entitled to instruct their broker or other Intermediary how to vote the WNS Shares in which they have a beneficial interest by completing and signing the materials provided to them in accordance with the instructions provided to them by their broker or other Intermediary.

Expected Timetable of Principal Events

The Scheme Document contains an expected timetable of principal events relating to the Scheme, which is also attached as an Appendix to this announcement. Subject to obtaining the approval of WNS Shareholders and the Court, and the satisfaction or, where applicable, the waiver of the other Conditions (as set out in the Scheme Document), the Scheme is currently expected to become effective by the end of 2025.

About WNS

WNS (Holdings) Limited (NYSE: WNS) is a digital-led business transformation and services company. WNS combines deep domain expertise with talent, technology, and AI to co-create innovative solutions for over 700 clients across various industries. WNS delivers an entire spectrum of solutions including industry-specific offerings, customer experience services, finance and accounting, human resources, procurement, and research and analytics to re-imagine the digital future of businesses. As of June 30, 2025, WNS had 66,085 professionals across 65 delivery centers worldwide including facilities in Canada, China, Costa Rica, India, Malaysia, the Philippines, Poland, Romania, South Africa, Sri Lanka, Turkey, the United Kingdom, and the United States. For more information, visit www.wns.com.

Forward-Looking Statements

This document and the documents incorporated herein include certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the US Securities Act, as amended, and Section 21E of the US Exchange Act. These forward-looking statements generally include statements related to the Acquisition, including the timing of the Court Meeting, the General Meeting and completion of the Acquisition. These forward-looking statements are based on WNS’ current expectations, estimates and projections regarding, among other things, the expected date of closing and the potential benefits of the Acquisition, WNS’ business and industry, and management’s beliefs and certain assumptions made by WNS, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target,” “project,” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include but are not limited to: the Acquisition will not be consummated on a timely basis or at all; the possibility that any or all of the various conditions to the consummation of the Acquisition may not be satisfied or waived, including the failure to receive the required shareholder approval for the Scheme or any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction Agreement; the effect of the announcement or pendency of the Acquisition on the Company’s business relationships, operating results, and business generally; risks that the Acquisition disrupts the Company’s current plans and operations; potential difficulties in WNS’ employee retention as a result of the proposed transaction; there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses; the Acquisition may result in the diversion of management’s time and attention to issues relating to the Acquisition; there may be significant transaction costs in connection with the Acquisition; unfavorable outcome of legal proceedings that may be instituted against WNS following the announcement of the Acquisition; and the risk that WNS’ stock price may decline significantly if the Acquisition is not consummated. These risks, as well as other risks associated with the Acquisition, are more fully discussed in the Scheme Document. In addition, a number of important factors could cause WNS’ actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to those important factors discussed in Part I, Item 1A “Risk Factors” in WNS’ Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as any such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov, and WNS’ investor relations site at https://ir.wns.com. These forward-looking statements speak only as of the date they are made, and, except as may be required under applicable law, WNS undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investors:	Media:
David Mackey EVP–Finance & Head of Investor Relations WNS (Holdings) Limited +1 (646) 908-2615 david.mackey@wns.com	Archana Raghuram EVP & Global Head–Marketing & Communications WNS (Holdings) Limited +91 (22) 4095 2397 archana.raghuram@wns.com ; pr@wns.com

Appendix

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

All dates and times are based on WNS’ current expectations and are subject to change. If any of the dates and/or times in this expected timetable change materially, the revised dates and/or times will be published by public announcement in the United States and by making such announcement available on WNS’ investor relations site at https://ir.wns.com.

Event	Expected time/date
Directions Hearing	July 29, 2025
Record Date/Beneficial Holder Record Time	10.00 p.m. (London Time) on July 29, 2025
Publication of this Document	July 30, 2025
Latest time for lodging Forms of Proxy for:(1)
Court Meeting	2.00 p.m. (London Time) on August 27, 2025
General Meeting	2.15 p.m. (London Time) on August 27, 2025
Voting Record Time for the Court Meeting and the General Meeting	10.00 p.m. (London Time) on August 27, 2025
Court Meeting	2.00 p.m. (London Time) on August 29, 2025
General Meeting	2.15 p.m. (London Time) on August 29, 2025(2)
Court Sanction Hearing	“D”(3)
Scheme Record Time	10.00 p.m. (London Time) on D+4 Business Days (or such other time as WNS and Capgemini may agree with the consent of the Court (if required))
Effective Date of the Scheme	D+5 Business Days(4)
Long Stop Date	April 7, 2026(5)

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(1)      The Form of Proxy relating to the Court Meeting must be received no later than 2.00 p.m. (London Time) on August 27, 2025 (or, if the Court Meeting is adjourned, 48 hours before the time fixed for the adjourned Meeting). The Form of Proxy relating to the General Meeting must be received no later than 2.15 p.m. (London Time) on August 27, 2025 (or, if the General Meeting is adjourned, 48 hours before the time fixed for the adjourned Meeting). If the Form of Proxy relating to the Court Meeting is not returned by WNS Shareholders so as to be received by the time mentioned above for return of the Form of Proxy relating to the Court Meeting, it may be handed to the Chair of the Court Meeting before the start of the Court Meeting and will still be valid. In order to effect this, it may be handed to the Chair in person at the Court Meeting.

(2)      To commence at 2.15 p.m. (London Time) or, if later, as soon thereafter as the Court Meeting shall have concluded or adjourned.

(3)      WNS will disclose the date of the Court Sanction Hearing by public announcement and SEC filing after it has been scheduled and no less than 14 days before the Court Sanction Hearing.

(4)      The Scheme will become effective pursuant to its terms upon the Court Order being delivered to the Registrar of Companies.

(5)      The latest date by which the Scheme must be implemented, which may be extended by agreement between WNS and Capgemini in writing or in certain circumstances, including when all Clearances necessary for the Acquisition have not been obtained or if the WNS Shareholder Approval has been obtained but no court date for the Court Sanction Hearing is available by the then-current end date, and in which case such date shall be automatically extended in two (2) month increments until no later than the date that is thirteen (13) months from the date of the Transaction Agreement, being August 6, 2026.